CREDIT ACCEPTANCE CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
Credit Acceptance Corporation (the “Company”) hereby grants you, First Name Last Name (“Optionee”), a Nonqualified Stock Option Award (the “Option”) under the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended (the “Plan”). The terms and conditions of the Option are set forth below.
GRANT DATE: [Grant Date]
NUMBER OF NONQUALIFIED STOCK OPTIONS: [Number of Options]
EXERCISE PRICE: $[[●] per share]
THIS AGREEMENT, effective as of the Grant Date above, represents the grant of Nonqualified Stock Options by the Company to the Optionee named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Option Price. The exercise price of the Option granted hereunder shall be as set forth above.
2.Vesting.
(a)The Option shall become vested and exercisable in substantially equal installments over a four year period, subject to the continued employment of the Optionee with the Company or one of its Affiliates through each vesting date, as applicable, as follows:
(i)On the first anniversary of the Grant Date:      [●] shares;
(ii)On the second anniversary of the Grant Date: [●] shares;
(iii)On the third anniversary of the Grant Date:      [●] shares;
(iv)On the fourth anniversary of the Grant Date:     [●] shares.
3.Option Exercise.
(a)To the extent not previously exercised, vested installments shall accumulate and the Optionee may exercise them thereafter in whole or in part. Any provision of this Agreement to the contrary notwithstanding, the Option shall expire and no longer be exercisable after the date which is the sixth (6th) anniversary of the Grant Date (the “Expiration Date”).

(b)The Option shall be exercisable in accordance with the process and procedures established by the Company and communicated to the Optionee. If no such procedures are communicated, the Option shall be exercisable by a written notice in the form attached hereto which shall:
(i)state the election to exercise the Option, the number of shares of Common Stock with respect to which it is being exercised by the Optionee;
(ii)be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by a person or persons other than the Optionee, be accompanied by (i) proof satisfactory to the Company’s legal counsel of the right of such person or persons to exercise the Option and (ii) evidence that such person or persons other than the Optionee have agreed to be bound by all of the terms and conditions of the Option to the same extent as the Optionee; and
(iii)be in writing and delivered to the General Counsel of the Company pursuant to the Notice provision set forth in Section 9(c) of this Agreement.
(c)Payment of the full exercise price of any shares of Common Stock with respect to which the Option is being exercised shall accompany the exercise of the Option. Payment shall be made in accordance with the process and procedures established by the Company and communicated to the Optionee which may include, if the Company so approves, payment (i) in cash or by certified check, bank draft or money order; (ii) by tendering to the Company shares of Common Stock then owned by the Optionee, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment or (iii) by delivery of irrevocable instructions to a broker designated by the Company to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes (“Cashless Exercise”). At the election of the Optionee, payment may also be made, in accordance with the process and procedures established by the Company and communicated to the Optionee, by withholding shares of Common Stock otherwise deliverable upon exercise of an Option, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment (“Net Exercise”).
4.Termination of Employment.
(a)Termination Prior to Option Becoming Vested and Exercisable. If, prior to the date that the Option shall first become exercisable the Optionee’s employment shall be terminated, with or without cause, or by the death, Disability, retirement or other voluntary cessation of employment of the Optionee, the Optionee’s right to vest in the Option shall terminate and all rights hereunder shall cease.
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(b)Termination After Option Becomes Vested and Exercisable. If, on or after the date that the Option shall first become exercisable, the Optionee’s employment shall be terminated for any reason, the Optionee shall have the right, prior to the earlier of (i) the Expiration Date and (ii) six (6) months after such termination of employment, to exercise the Option to the extent that it was vested and exercisable and is unexercised on the date of such termination of employment, subject to any other limitation on the exercise of the Option in effect at the date of exercise.
Notwithstanding the foregoing, the Committee may, but shall not be required to, determine in its sole discretion that any portion of the Option held by an Optionee whose termination of employment from the Company is by reason of retirement (as determined by the Committee in its sole discretion) that has become vested and is unexercised prior to the retirement of the Optionee shall remain exercisable by the Optionee until the earlier of (i) the Expiration Date and (ii) two (2) years after such termination of employment, subject to any other limitation on exercise in effect at the date of exercise.
5.Withholding. The Optionee consents to withholding from this compensation of all applicable payroll and income taxes with respect to the Option. If the Optionee is no longer employed by the Company at the time any applicable taxes with respect to the Option are due and must be remitted by the Company, the Optionee agrees to pay applicable taxes to the Company, and the Company may delay issuance of a certificate or recording the ownership of the Common Stock on the books of the Company until proper payment of such taxes has been made by the Optionee. If the Company so approves, the Optionee may satisfy his obligations under this Section 5 by (i) tendering previously-acquired shares of Common Stock or having shares of Common Stock withheld from the shares of Common Stock to be received upon exercise, provided that the shares have an aggregate Fair Market Value on the date of exercise of the Option sufficient to satisfy in whole or in part the applicable withholding taxes; or (ii) utilizing the Cashless Exercise procedure described in Section 3(d). In addition, at the election of the Optionee, the Optionee may satisfy his obligations under this Section by utilizing the Net Exercise procedure described in Section 3(d).
6.Rights as Shareholder. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company and held of record by such Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends or other rights with respect to such shares of Common Stock for which the record date is prior to the date such shares of Common Stock are issued. The Company shall not be required to make any book entries evidencing shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 7.05 of the Plan.
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7.Non-transferability. Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. No transfer of an Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of this Agreement and the Plan.
8.Administration. This Agreement and the rights of the Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Optionee. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.
9.Miscellaneous.
(a)Change in Control. In the event of a Change in Control:
(i)With respect to each outstanding Option that is assumed or substituted in connection with a Change in Control, in the event that an Optionee’s employment is terminated by the Company or any Affiliate thereof during the twenty-four (24) month period following such Change of Control, such Option shall become fully vested and exercisable.
(ii)With respect to each outstanding Option that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, such Option shall become fully vested and exercisable.
(iii)For purposes of this Section 9(a), an Option shall be considered assumed or substituted for if, following the Change in Control, the Option is of comparable value and remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that, if the Option related to shares of Common Stock, the Option instead confers the right to receive common stock of the acquiring or ultimate parent entity.
(iv)Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change in Control over the exercise or purchase price (if any) per share of the Common Stock subject to the
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Option multiplied by (ii) the number of shares of Common Stock granted under the Option.
(b)Adjustments. If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock which thereafter may be made the subject of the Options, (ii) the number and type of shares of Common Stock subject to outstanding Options, and (iii) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof.
(c)Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate either to the Optionee or to the General Counsel of the Company, delivered electronically, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Optionee at his or her address as he or she may designate in writing to the Company, or to the Attention: General Counsel, Credit Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Optionee.
(d)Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(e)Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of Michigan.
(f)Provision of Plan. The Options provided for herein and granted pursuant to the Plan, and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement, solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.
(g)Section 16 Compliance. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the
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Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(h)Code Section 409A. The Option is intended to be exempt from the requirements of Section 409A of the Code and this Agreement shall be interpreted in accordance with such intent, Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the awards are granted. Notwithstanding any provision of the Plan or the Agreement to the contrary, in the event that the Committee determines that any award is subject to and may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the award (without the Optionee’s consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement effective as of the date and year first above written.
CREDIT ACCEPTANCE CORPORATION
By:
Its:
OPTIONEE: [FirstName] [Middle] [Last Name]

(Signature)

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